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                                                                    EXHIBIT 21.1



                            SCHEDULE OF SUBSIDIARIES

        The following is a list of the Registrant's subsidiaries as of February 29, 2000:


       STATE OF INCORPORATION                      NAME OF ORGANIZATION
       ----------------------------------------------------------------
       West Coast Bank                             Oregon
       Centennial Funding Corp                     Washington
       ELD Inc.                                    Washington
       Totten, Inc.                                Washington
       West Coast Trust                            Oregon